Exhibit 99.1

 SuRo Capital Corp. Reports Second Quarter 2020 Financial Results

Net Asset Value of $11.84 per Share as of June 30, 2020

SAN FRANCISCO, CA, August 5, 2020 (GLOBE NEWSWIRE) – SuRo Capital Corp. (“SuRo Capital” or the “Company”) (Nasdaq:SSSS) today announced its financial results for the quarter ended June 30, 2020. Net assets totaled approximately $192.7 million, or $11.84 per share, at June 30, 2020, compared to $10.22 per share at March 31, 2020 and $10.75 per share at June 30, 2019.

“This quarter, SuRo Capital reported the highest dividend-adjusted net asset value per share in five years. On July 29, 2020, we were pleased to declare a $0.15 per share dividend. The quarter was highlighted by several significant financings for existing portfolio companies and investments in new opportunities,” said Mark Klein, President and Chief Executive Officer of SuRo Capital. “The companies in our portfolio demonstrated strong growth and resilience this quarter despite the ongoing impact of the COVID-19 outbreak. We believe our portfolio is well-positioned given the current market conditions.”

“We are also excited to announce the closing of two new investments during the second quarter: a $5.0 million equity investment in Rent the Runway, Inc. and a $6.9 million collateralized loan to Palantir Lending Trust. SuRo Capital also made follow-on, pro rata investments in Lime during the second quarter and Coursera subsequent to quarter-end. We continue to see more opportunities to deploy capital in credit investments. We have also been exploring opportunities in pre-business combination private investments in public equity (“PIPEs”) associated with the special-purpose acquisition company (“SPAC”) asset class.”

Investment Portfolio as of June 30, 2020

At June 30, 2020, SuRo Capital held positions in 24 portfolio companies with an aggregate fair value of approximately $199.0 million. As a result of the Company’s continued strategy to increase the size of its investments in individual portfolio companies, SuRo Capital has consolidated its investment portfolio around its top positions. The Company’s top five portfolio company investments accounted for approximately 68% of the total portfolio at fair value as of June 30, 2020.

Top Five Investments as of June 30, 2020

$ in millions	Cost Basis	Fair Value	% of Total Portfolio
Coursera, Inc.	$14.5	$49.9	25.1%
Course Hero, Inc.	5.0	33.2	16.7
Palantir Technologies, Inc.	16.2	30.5	15.3
Ozy Media, Inc.	10.9	11.3	5.7
Nextdoor.com, Inc.	10.0	10.5	5.3
Total (rounded)	$56.6	$135.4	68.1%

Second Quarter 2020 Investment Portfolio Activity

During the three months ended June 30, 2020, SuRo Capital funded the following new and follow-on investments, excluding capitalized transaction costs:

Portfolio Company	Investment	Transaction Date	Investment
Neutron Holdings, Inc. (d/b/a Lime)	Junior Preferred Convertible Note	5/11/2020	$0.5 million
Rent the Runway, Inc.	Preferred Stock	6/17/2020	$5.0 million
Palantir Lending Trust	Collateralized Loan	6/19/2020	$6.9 million

Subsequent to quarter-end, through August 5, 2020, SuRo Capital funded the following follow-on investment:

Portfolio Company	Investment	Transaction Date	Investment
Coursera, Inc.	Preferred Shares, Series F	7/15/2020	$2.8 million

Second Quarter 2020 Financial Results

	Quarter Ended June 30, 2020		Quarter Ended June 30, 2019
	$ in millions	per share(1)	$ in millions	per share(1)

Net investment loss (2)	$(4.7)	$(0.28)	($2.8)	($0.14)

Net realized gain/(loss) on investments	(0.0)	-	13.6	0.69

Net change in unrealized appreciation/(depreciation) of investments, net of tax effects	26.5	1.62	(11.4)	(0.58)

Net increase/(decrease) in net assets resulting from operations – basic(3)	$21.8	$1.34	($0.7)	($0.03)

Repurchase of common stock(4)	(3.6)	0.16	(0.7)	0.03

Stock-based compensation(2)	2.0	0.12	-	-

Increase/(decrease) in net asset value	$20.2	$1.62	($1.4)	$0.00

__________________
(1)	Based on weighted-average number of shares outstanding for the relevant period
(2)	For the quarter ended June 30, 2020, this balance includes $2.0 million of accelerated recognition of compensation cost related to the cancellation of all vested and unvested options on April 28, 2020.
(3)	Total may not sum, due to rounding.
(4)	During the quarters ended June 30, 2020 and 2019, the Company repurchased 594,637 and 115,801 shares of SuRo Capital common stock, for approximately $3.6 million and $0.7 million in cash, respectively, under its Share Repurchase Program. The use of cash in connection with the repurchases decreased net asset value as of period end; however, the reduction in shares outstanding as of period end resulted in an increase in the net asset value per share.

Weighted-average common basic shares outstanding were approximately 16.4 million and 19.7 million for the quarters ended June 30, 2020 and 2019, respectively.

SuRo Capital’s liquid assets were approximately $23.3 million as of June 30, 2020, consisting of cash and restricted cash.

Dividend Declaration for Second Quarter 2020

On July 29, 2020, SuRo Capital’s Board of Directors declared a dividend of $0.15 per share payable on August 25, 2020 to the Company’s common stockholders of record as of the close of business on August 11, 2020. The dividend will be paid in cash.

Share Repurchase Program

During the quarter ended June 30, 2020, SuRo Capital repurchased 594,637 shares under its Share Repurchase Program for an aggregate purchase price of $3.6 million. The dollar value of shares that may yet be purchased by the Company under the Share Repurchase Program is approximately $2.7 million.

Under the publicly announced Share Repurchase Program and the Modified Dutch Auction Tender Offer, as of August 5, 2020, the Company has repurchased 5,901,324 shares of its common stock for approximately $37.3 million since the Share Repurchase Program was announced in August 2017.

Conference Call and Webcast

Management will hold a conference call and webcast for investors on August 5, 2020 at 2:00 p.m. PT (5:00 p.m. ET). The conference call access number for U.S. participants is 323-794-2093, and the conference call access number for participants outside the U.S. is 866-548-4713. The conference ID number for both access numbers is 3811592. Additionally, interested parties can listen to a live webcast of the call from the "Investor Relations" section of SuRo Capital’s website at www.surocap.com. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed until 5:00 p.m. PT (8:00 p.m. ET) on August 12, 2020 by dialing 888-203-1112 (U.S.) or +1 719-457-0820 (International) and using conference ID number 3811592.

Certain Information Regarding the Dividend

The date of declaration and amount of the dividend are subject to the sole discretion of SuRo Capital’s Board of Directors. The aggregate amount of the dividend declared and paid by SuRo Capital will be fully taxable to stockholders. The tax character of SuRo Capital’s dividends cannot be finally determined until the close of SuRo Capital’s taxable year (December 31). SuRo Capital will report the actual tax characteristics of each year’s dividends annually to stockholders and the IRS on Form 1099-DIV subsequent to year-end.

Registered stockholders with questions regarding declared dividends may call American Stock Transfer at 800-937-5449.

Forward-Looking Statements

Statements included herein, including statements regarding SuRo Capital's beliefs, expectations, intentions or strategies for the future, may constitute "forward-looking statements". SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause SuRo Capital's actual results to differ from management's current expectations are contained in SuRo Capital's filings with the Securities and Exchange Commission. SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

About SuRo Capital Corp.

SuRo Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. SuRo Capital is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.surocap.com

Contact

SuRo Capital Corp.

(650) 235-4769

IR@surocap.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@surocap.com

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

	June 30, 2020	December 31, 2019
ASSETS
Investments at fair value:
Non-controlled/non-affiliate investments (cost of $99,121,577 and $90,567,041, respectively)	$168,700,422	$152,866,112
Non-controlled/affiliate investments (cost of $52,857,243 and $52,857,243, respectively)	29,438,698	37,944,268
Controlled investments (cost of $7,161,412 and $7,161,412, respectively)	860,198	775,198
Total Portfolio Investments	198,999,318	191,585,578
Investments in U.S. Treasury bills (cost of $99,999,611 and $49,996,667, respectively)	100,000,000	50,000,000
Total Investments (cost of $259,139,843 and $200,582,363, respectively)	298,999,318	241,585,578
Cash	22,385,073	44,861,263
Restricted cash	900,000	—
Escrow proceeds receivable	67,135	265,303
Interest and dividends receivable	70,274	84,630
Deferred financing costs	11,382	11,382
Prepaid expenses and other assets(1)	1,197,711	1,755,933
Total Assets	323,630,893	288,564,089
LIABILITIES
Accounts payable and accrued expenses(1)	1,933,219	1,143,923
Payable to executive officers	—	1,369,873
Accrued interest payable	475,000	475,000
Dividends payable	—	2,107,709
Payable for securities purchased	89,499,611	44,746,660
Income tax payable	38,965	—
4.75% Convertible Senior Notes due March 28, 2023(2)	38,991,657	38,803,635
Total Liabilities	130,938,452	88,646,800
Net Assets	$192,692,441	$199,917,289
NET ASSETS
Common stock, par value $0.01 per share (100,000,000 authorized; 16,279,679 and 17,564,244 issued and outstanding, respectively)	$162,797	$175,642
Paid-in capital in excess of par	173,199,798	178,550,374
Accumulated net investment loss	(33,351,303)	(25,679,362)
Accumulated net realized gain on investments	12,821,670	5,867,417
Accumulated net unrealized appreciation/(depreciation) of investments	39,859,479	41,003,218
Net Assets	$192,692,441	$199,917,289
Net Asset Value Per Share	$11.84	$11.38

(1)	This balance includes a right of use asset and corresponding operating lease liability, respectively.
(2)	As of June 30, 2020 and December 31, 2019, the 4.75% Convertible Senior Notes due March 28, 2023 had a face value of $40,000,000.

SURO CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
INVESTMENT INCOME
Non-controlled/non-affiliate investments:
Interest income	$61,126	$198,175	$216,211	$336,672
Dividend income	—	—	50,000	—
Non-controlled/affiliate investments:
Interest income/(reversal of interest income accrual)	(49,612)	60,127	(29,184)	119,593
Dividend income	30,000	—	56,250	—
Controlled investments:
Interest income	—	29,650	—	58,937
Dividend income	200,000	200,000	200,000	200,000
Total Investment Income	241,514	487,952	493,277	715,202
OPERATING EXPENSES
Management fees(1)	—	—	—	848,723
Reversal of incentive fee accrual(1)	—	—	—	(4,660,472)
Costs incurred under Administration Agreement(1)	—	—	—	306,084
Compensation expense(2)	3,005,524	469,944	3,930,440	632,108
Directors’ fees	111,250	86,250	222,500	172,500
Professional fees	678,472	1,310,028	1,817,838	3,371,950
Interest expense	568,627	600,205	1,142,027	1,204,373
Income tax expense	39,590	29,949	48,255	33,712
Other expenses	505,439	796,807	1,004,158	991,753
Total Operating Expenses	4,908,902	3,293,183	8,165,218	2,900,731
Net Investment Loss	(4,667,388)	(2,805,231)	(7,671,941)	(2,185,529)
Realized Gains/(Losses) on Investments:
Non-controlled/non-affiliated investments	(23,987)	13,590,233	6,954,253	21,859,371
Non-controlled/affiliate investments	—	—	—	(12,334,831)
Net Realized Gain/(Loss) on Investments	(23,987)	13,590,233	6,954,253	9,524,540
Change in Unrealized Appreciation/(Depreciation) of Investments:
Non-controlled/non-affiliated investments	24,821,654	(6,751,196)	7,276,832	10,277,147
Non-controlled/affiliate investments	1,569,843	(1,220,012)	(8,505,571)	7,802,636
Controlled investments	130,698	(4,469,112)	85,000	(9,820,352)
Net Change in Unrealized Appreciation/(Depreciation) of Investments	26,522,195	(12,440,320)	(1,143,739)	8,259,431
Provision for taxes on unrealized appreciation of investments	—	979,713	—	885,566
Net Change in Net Assets Resulting from Operations	$21,830,820	$(675,605)	$(1,861,427)	$16,484,008
Net Change in Net Assets Resulting from Operations per Common Share:
Basic	$1.33	$(0.03)	$(0.11)	$0.84
Diluted(3)	$1.10	$(0.03)	$(0.11)	$0.70
Weighted-Average Common Shares Outstanding
Basic	16,383,188	19,719,706	16,912,091	19,741,058
Diluted(3)	20,300,980	19,719,706	16,912,091	23,472,402

(1)	This balance references a related-party transaction.
(2)	For the three and six months ended June 30, 2020, this balance includes $1,962,431 of accelerated recognition of compensation cost related to the cancellation of unvested options on April 28, 2020.
(3)	For the six months ended June 30, 2020 and the three months ended June 30, 2019, 3,917,792 and 3,731,344 potentially dilutive common shares, respectively, were excluded from the weighted-average common shares outstanding for diluted net increase in net assets resulting from operations per common share because the effect of these shares would have been anti-dilutive.

SURO CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Per Basic Share Data
Net asset value at beginning of the period	$10.22	$10.75	$11.38	$9.89
Net investment income/(loss)(1)	(0.28)	(0.14)	(0.45)	(0.11)
Net realized gain/(loss) on investments(1)	—	0.69	0.41	0.48
Net change in unrealized appreciation/(depreciation) of investments(1)	1.62	(0.63)	(0.07)	0.42
Provision for taxes on unrealized appreciation of investments(1)	—	0.05	—	0.05
Repurchases of common stock(1)	0.16	0.03	0.45	0.02
Stock-based compensation(1)	0.12	—	0.12	—
Net asset value at end of period	$11.84	$10.75	$11.84	$10.75
Per share market value at end of period	$8.47	$6.40	$8.47	$6.40
Total return based on market value(2)	44.54%	(15.57)%	29.31%	22.61%
Total return based on net asset value(2)	15.85%	—%	4.04%	8.70%
Shares outstanding at end of period	16,279,679	19,646,846	16,279,679	19,646,846
Ratios/Supplemental Data:
Net assets at end of period	$192,692,441	$211,125,048	$192,692,441	$211,125,048
Average net assets	$169,877,812	$211,244,233	$184,435,968	$203,070,126
Ratio of gross operating expenses to average net assets(3)	8.19%	5.14%	7.83%	4.66%
Ratio of income tax provision to average net assets	—%	(0.46)%	—%	(0.44)%
Ratio of net operating expenses to average net assets(3)	8.19%	4.68%	7.83%	4.22%
Ratio of net investment income/(loss) to average net assets(3)	(7.61)%	(5.39)%	(7.29)%	(2.18)%
Portfolio Turnover Ratio	—%	—%	5.88%	5.04%

(1)	Based on weighted-average number of shares outstanding for the relevant period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the year. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share.
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Significant and material non-recurring expenses are not annualized. For the three and six months ended June 30, 2020, the Company excluded $1,962,431 and $1,962,431, respectively of non-recurring expenses. For the three and six months ended June 30, 2019, the Company excluded $617,536 and $(1,769,820), respectively, of non-recurring expenses and did not annualize the income tax provision. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.